Exhibit 10.1

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into this 4th day of September, 2024, by and between Binah Capital Group, Inc., a Delaware corporation (the “Issuer”).

WHEREAS, in connection with or immediately prior to the consummation of the transactions contemplated herein, the Issuer will file the Certificate of Designations of Series B Convertible Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”), substantially in the form attached hereto as Exhibit A (the “Certificate of Designations”); and

WHEREAS, Subscriber desires to subscribe for and purchase from the Issuer that number of the Issuer’s Series B Convertible Preferred Stock, par value $0.0001 per share (the “Series B shares”) set forth on the signature page hereto (the “Shares”) for a purchase price of $10.00 per share, for the aggregate purchase price set forth on Subscriber’s signature page hereto (the “Purchase Price”), and the Issuer desires to issue and sell to Subscriber the Shares in consideration of the payment of the Purchase Price therefor by or on behalf of Subscriber to the Issuer, all on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.Subscription.  Subject to the terms and conditions hereof, Subscriber hereby agrees to subscribe for and purchase, and the Issuer hereby agrees to issue and sell to Subscriber, upon the payment of the Purchase Price, the Shares (such subscription and issuance, the “Subscription”).

2.Representations, Warranties and Agreements.

2.1Subscriber’s Representations, Warranties and Agreements.  To induce the Issuer to issue the Shares to Subscriber, Subscriber hereby represents and warrants to the Issuer and acknowledges and agrees with the Issuer as follows:

2.1.1Subscriber has been duly formed or incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation, with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.

2.1.2This Subscription Agreement has been duly authorized, validly executed and delivered by Subscriber.  Assuming that this Subscription Agreement constitutes the valid and binding agreement of the Issuer, this Subscription Agreement is the valid and binding obligation of Subscriber, is enforceable against Subscriber in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

2.1.3The execution, delivery and performance by Subscriber of this Subscription Agreement and the consummation of the transactions contemplated herein do not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Subscriber or any of its subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Subscriber or any of its subsidiaries is a party or by which Subscriber or any of its subsidiaries is bound or to which any of the property or assets of Subscriber or any of its subsidiaries is subject, which would reasonably be expected to have a material adverse effect on the legal authority of Subscriber to enter into and timely perform its obligations under this Subscription Agreement (a “Subscriber Material Adverse Effect”), (ii) result in any violation of the provisions of the organizational documents of Subscriber or any of its subsidiaries or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or Governmental Authority

(as defined herein) or body, domestic or foreign, having jurisdiction over Subscriber or any of its subsidiaries or any of their respective properties that would reasonably be expected to have a Subscriber Material Adverse Effect. For purposes hereof, “Governmental Authority” means the government of any nation or any political subdivision thereof, whether at the national, state, territorial, provincial, municipal or any other level, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of, or pertaining to, government.

2.1.4Subscriber (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)) or an “accredited investor” (as described in Rule 501(a) under the Securities Act) satisfying the applicable requirements set forth on Schedule I, (ii) is acquiring the Shares only for its own account and not for the account of others, or if Subscriber is subscribing for the Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is a qualified institutional buyer, and Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations, warranties and agreements herein on behalf of each owner of each such account and (iii) is acquiring the Shares only for its own account and not for the account of others, or if Subscriber is subscribing for the Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is a qualified institutional buyer or institutional accredited investor, and Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations, warranties and agreements herein on behalf of each owner of each such account, for investment purposes only and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information on Schedule I following the signature page hereto).  Subscriber is not an entity formed for the specific purpose of acquiring the Shares.

2.1.5Subscriber (i) is an institutional account as defined in FINRA Rule 4512(c), (ii) is a sophisticated investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, including Subscriber’s participation in the purchase of the Shares, in each case, satisfying the applicable requirements set forth on Schedule I, and has the ability to bear the economic risks of an investment in the Shares and can afford a complete loss of such investment, and (iii) has exercised independent judgment in evaluating its participation in the purchase of the Shares. Accordingly, Subscriber understands that the offering meets (i) the exemptions from filing under FINRA Rule 5123(b)(1)(A) and (ii) the institutional customer exemption under FINRA Rule 2111(b). Subscriber has determined based on its own independent review and such professional advice as it deems appropriate that its purchase of the Shares (including the shares of common stock of Issuer into which the Shares are convertible, the “Conversion Shares”) and participation in the Transactions (i) are fully consistent with its financial needs, objectives and condition, (ii) comply and are fully consistent with all investment policies, guidelines and other restrictions applicable to it, (iii) have been duly authorized and approved by all necessary action and (iv) is a fit, proper and suitable investment, notwithstanding the substantial risks inherent in investing in or holding the Shares. Accordingly,

2.1.6Subscriber understands that the Shares (including the Conversion Shares) are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Shares have not been, and the Shares (including the Conversion Shares) will not be, registered under the Securities Act.  Subscriber understands that the Shares (including the Conversion Shares) may not be resold, transferred, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except (i) to the Issuer or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur solely outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each of cases (i) and (iii), in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates representing the Shares and the Conversion Shares shall contain a legend to such effect.  Subscriber acknowledges and agrees that the Shares will not immediately be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act, and that the provisions of Rule 144(i) will apply to the Shares and, to the extent applicable, the Conversion shares.  Subscriber understands and agrees that the Shares and the Conversion Shares will be subject to transfer restrictions and, as a result of these transfer restrictions, Subscriber may not be able to readily resell the Shares or the Conversion Shares and may be required to bear the financial risk of an investment in the Shares (including the Conversion Shares) for an indefinite period of time.  Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Shares or the Conversion Shares.

2.1.7Subscriber understands and agrees that Subscriber is purchasing the Shares directly from the Issuer.  Subscriber further acknowledges that there have been no representations, warranties, covenants or agreements made to Subscriber by the Issuer, or any of its officers or directors, expressly or by implication, other than those representations, warranties, covenants and agreements of the Issuer expressly set forth in this Subscription Agreement.

2.1.8Subscriber represents and warrants that its acquisition and holding of the Shares (including the Conversion Shares) will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or any applicable similar law.

2.1.9No disclosure or offering document has been prepared in connection with the offer and sale of the Shares (including the Conversion Shares) by any placement agent or other person. In making its decision to purchase the Shares, Subscriber represents that it has relied solely upon the representations, warranties and covenants of the Issuer set forth in this Subscription Agreement and the independent investigation made by Subscriber. Subscriber acknowledges and agrees that Subscriber had access to, and an adequate opportunity to review, financial and other information as Subscriber deems necessary in order to make an investment decision with respect to the Shares.  Subscriber represents and agrees that Subscriber and Subscriber’s professional advisor(s), if any, received, reviewed and understood the offering materials made available to them in connection with the Transactions, have had the full opportunity to ask such questions, including on the financial information, receive such answers and obtain such information as Subscriber and such Subscriber’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Shares (including the Conversion Shares). Subscriber has made its own assessment, conducted and completed its own independent due diligence and has satisfied itself concerning the relevant tax and other economic considerations relevant to its investment in the Shares.

2.1.10Subscriber became aware of this offering of the Shares (including the Conversion Shares) solely by means of direct contact between Subscriber and the Issuer or its representatives. Subscriber did not become aware of this offering of the Shares (including the Conversion Shares), nor were the Shares (including the Conversion Shares) offered to Subscriber, by any other means. Subscriber acknowledges that the Issuer represents and warrants that the Shares (including the Conversion Shares) (i) were not offered by any form of general solicitation or general advertising, including methods described in section 502(c) of Regulation D under the Securities Act and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

2.1.11Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Shares (including the Conversion Shares), including those set forth in the SEC Documents (as defined below) and the investor presentation provided by the Issuer.  Subscriber is able to fend for itself in the transactions contemplated herein, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, and has sought such accounting, legal and tax advice as Subscriber has considered necessary to make an informed investment decision.

2.1.12Without limiting the representations, warranties and covenants set forth in this Subscription Agreement, alone, or together with any professional advisor(s), Subscriber represents and acknowledges that Subscriber has adequately analyzed and fully considered the risks of an investment in the Shares (including the Conversion Shares) and determined that the Shares (including the Conversion

Shares) are a suitable investment for Subscriber and that Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in the Issuer.  Subscriber acknowledges specifically that a possibility of total loss exists.

2.1.13Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Shares (including the Conversion Shares) or made any findings or determination as to the fairness of an investment in the Shares or the Conversion Shares.

2.1.14Subscriber represents and warrants that none of Subscriber or any of its officers, directors, managers, managing members, general partners or any other person acting in a similar capacity or carrying out a similar function is (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC or any similar list of sanctioned persons administered by the United Nations Security Council, the European Union, any individual European Union member state or the United Kingdom (collectively, “Sanctions Lists”) or a person or entity prohibited by any OFAC sanctions program, (ii) directly or indirectly owned or controlled by, or acting on behalf of, one or more persons on a Sanctions List; (iii) organized, incorporated, established, located, resident or born in, or a citizen, national, or the government, including any political subdivision, agency, or instrumentality thereof, of Cuba, Iran, North Korea, Syria, Venezuela, the Crimea region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, any other Covered Region of Ukraine identified pursuant to Executive Order 14065, or any other country or territory embargoed or subject to substantial trade restrictions by the United States, the United Nations Security Council, the European Union, any individual European Union member state or the United Kingdom; (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515 or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (collectively, a “Prohibited Investor”).  If Subscriber is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001, and its implementing regulations (collectively, the “BSA/PATRIOT Act”), Subscriber represents that it maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act.  Subscriber also represents that, to the extent required, it maintains policies and procedures reasonably designed to ensure compliance with sanctions programs administered by OFAC, the United Nations Security Council, the European Union, any European Union member state and the United Kingdom, including for the screening of its investors against the Sanctions Lists and the OFAC sanctions programs.  Subscriber further represents and warrants that, to the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by Subscriber and used to purchase the Shares were legally derived.

2.1.15If Subscriber is an employee benefit plan that is subject to Title I of ERISA, a plan, an individual retirement account or other arrangement that is subject to section 4975 of the Code or an employee benefit plan that is a governmental plan (as defined in section 3(32) of ERISA), a church plan (as defined in section 3(33) of ERISA), a non-U.S. plan (as described in section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), or an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”) subject to the fiduciary or prohibited transaction provisions of ERISA or section 4975 of the Code, Subscriber represents and warrants that neither Issuer, nor any of its respective affiliates (the “Transaction Parties”) has acted as the Plan’s fiduciary, or has been relied on for advice, with respect to its decision to acquire and hold the Shares, and none of the Transaction Parties shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer the Shares.

2.1.16Except as expressly disclosed in a Schedule 13D or Schedule 13G (or amendments thereto) filed by such Subscriber, or a “group” comprised solely of Subscriber and its affiliates, with the Commission with respect to the beneficial ownership of the Issuer’s ordinary shares, Subscriber is not currently (and at all times through Closing will refrain from being or becoming) a member of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of

1934, as amended (the “Exchange Act”), or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of equity securities of the Issuer (within the meaning of Rule 13d-5(b)(1) under the Exchange Act).

2.1.17No foreign person (as defined in 31 C.F.R. Part 800.224) in which the national or subnational governments of a single foreign state have a substantial interest (as defined in 31 C.F.R. Part 800.244) will acquire a substantial interest (as defined in 31 C.F.R. Part 800.244) in the Issuer as a result of the purchase and sale of the Shares hereunder such that a declaration to the Committee on Foreign Investment in the United States would be mandatory under 31 C.F.R. Part 800.401, and Subscriber will not have control (as defined in 31 C.F.R. Part 800.208) over the Issuer from and after the purchase and sale of the Shares (including the Conversion Shares) hereunder.

2.1.18Subscriber has, and on each date the Purchase Price would be required to be funded to the Issuer pursuant to Section 4.1 will have, sufficient immediately available funds to pay the Purchase Price pursuant to Section 4.1.  Subscriber is an entity having total liquid assets and net assets in excess of the Purchase Price as of the date hereof and as of each date the Purchase Price would be required to be funded to the Issuer pursuant to Section 4.1 and was not formed for the purpose of acquiring the Shares (including the Conversion Shares).

2.1.19No broker, finder or other financial consultant has acted on behalf of Subscriber in connection with this Subscription Agreement or the transactions contemplated hereby in such a way as to create any liability on the Issuer.

2.1.20Subscriber acknowledges that, in connection with the issue and purchase of the Shares (including the Conversion Shares), none of the Issuer, or its affiliates, representatives or advisors have acted as Subscriber’s financial advisor or fiduciary.

2.2Issuer’s Representations, Warranties and Agreements.  To induce Subscriber to purchase the Shares, the Issuer hereby represents and warrants to Subscriber and agrees with Subscriber as follows:

2.2.1The Issuer is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware, with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

2.2.2Upon the filing of the Certificate of Designation prior to Closing, the Shares will be duly authorized and, when issued and delivered to Subscriber against full payment for the Shares in accordance with the terms of this Subscription Agreement and registered with the Issuer’s transfer agent, the Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under the Issuer’s amended and restated certificate of incorporation.  The Company will have duly and validly reserved sufficient shares of common stock (as herein defined) to permit the conversion of the Shares, and such shares of common stock, upon issuance in accordance with the terms of the Company’s charter, will be duly authorized, validly issued, fully paid and non-assessable.

2.2.3This Subscription Agreement has been duly authorized, validly executed and delivered by the Issuer and, assuming that this Subscription Agreement constitutes the valid and binding obligation of Subscriber, is the valid and binding obligation of the Issuer, is enforceable against the Issuer in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally and (ii) principles of equity, whether considered at law or equity.

2.2.4The Issuer is classified as a Subchapter C corporation for U.S. federal income tax purposes.

2.2.5The execution, delivery and performance of this Subscription Agreement (including compliance by the Issuer with all of the provisions hereof), issuance and sale of the Shares (including the Conversion Shares) and the consummation of the certain other transactions contemplated herein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Issuer or any of its subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Issuer or any of its subsidiaries is a party or by which the Issuer or any of its subsidiaries is bound or to which any of the property or assets of the Issuer or any of its subsidiaries is subject, which would reasonably be expected to have a material adverse effect on the legal authority of the Issuer to enter into and timely perform its obligations under this Subscription Agreement (an “Issuer Material Adverse Effect”), (ii) result in any violation of the provisions of the organizational documents of the Issuer or any of its subsidiaries or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or Governmental Authority or body, domestic or foreign, having jurisdiction over the Issuer or any of its subsidiaries or any of their respective properties that would reasonably be expected to have an Issuer Material Adverse Effect.

2.2.6Neither the Issuer, nor any person acting on its behalf has, directly or indirectly, made any offers or sales of any Issuer security or solicited any offers to buy any security under circumstances that would adversely affect reliance by the Issuer on Section 4(a)(2) of the Securities Act for the exemption from registration for the transactions contemplated hereby or would require registration of the issuance of the Shares under the Securities Act.

2.2.7Neither the Issuer nor any person acting on its behalf has conducted any general solicitation or general advertising, including methods described in section 502(c) of Regulation D under the Securities Act, in connection with the offer or sale of any of the Shares and neither the Issuer nor any person acting on its behalf offered any of the Shares in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws.

2.2.8As of the date of this Subscription Agreement, the authorized capital stock of the Issuer consists of 57,000,000 shares of capital stock, including (a) 1,500,000 shares of Series A Preferred Stock, (b) 55,000,000 shares of common stock, par value $0.0001 per share (“common stock”); and (c) 500,000 undesignated shares of preferred stock, par value $0.0001 per share (“Preferred Stock”). As of the date hereof: (i) 1,651,250 shares of Series A Preferred Stock are issued and outstanding; and (ii) 16,602,460 shares of common stock are issued and outstanding.  All issued and outstanding shares of common stock have been duly authorized and validly issued, are fully paid and are non-assessable and are not subject to preemptive rights. Except for the right to convert up to $1,750,000 in debt into common equity, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from the Issuer any shares of Series A Preferred Stock, or shares common stock, or any other equity interests in the Issuer, or securities convertible into or exchangeable or exercisable for such equity interests. As of the date hereof, other than the Merger Subs, the Issuer has no subsidiaries and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated. There are no stockholder agreements, voting trusts or other agreements or understandings to which the Issuer is a party or by which it is bound relating to the voting of any securities of the Issuer, other than as set forth in the SEC Documents.

2.2.9Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 2.1, (x) no registration under the Securities Act is required for the offer and sale of the Shares by the Issuer to Subscriber and (y) no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local Governmental Authority is required on the part of the Issuer in connection with the consummation of the transactions contemplated by this Subscription Agreement.

2.2.10The Issuer has made available to Subscriber (including via the Securities and Exchange Commission’s (the “Commission”) EDGAR system) a true, correct and complete copy of each form, report, statement, schedule, prospectus, proxy, registration statement and other documents filed by the Issuer with the Commission prior to the date of this Subscription Agreement (the “SEC Documents”). None of the SEC Documents filed under the Exchange Act, contained, when filed or, if amended prior to the date of this Subscription Agreement, as of the date of such amendment with respect to those disclosures that are amended, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Issuer has timely filed each report, statement, schedule, prospectus, and registration statement that the Issuer was required to file with the Commission since its inception and through the date hereof.  There are no material outstanding or unresolved comments in comment letters from the Commission staff with respect to any of the SEC Documents.

2.2.11There are no pending or, to the knowledge of the Issuer, threatened, actions, which, if determined adversely, would, individually or in the aggregate, reasonably be expected to have an Issuer Material Adverse Effect. As of the date hereof, there is no unsatisfied judgment or any open injunction binding upon the Issuer which would, individually or in the aggregate, reasonably be expected to have an Issuer Material Adverse Effect.

2.2.12The Issuer is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other Governmental Authority, self-regulatory organization or other person in connection with the issuance of the Shares pursuant to this Subscription Agreement, other than (i) filings with the SEC, (ii) filings required by applicable state securities laws, (iii) those required by the  Nasdaq stock exchange (“Nasdaq”), including with respect to obtaining approval of the Issuer’s stockholders, and (iv) the failure of which to obtain would not be reasonably be expected to have, individually or in the aggregate, an Issuer Material Adverse Effect.

2.2.13As of the date hereof, the Issuer has not received any written communication from a Governmental Authority that alleges that the Issuer is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not reasonably be expected to have, individually or in the aggregate, an Issuer Material Adverse Effect.

2.2.14No broker, finder or other financial consultant has acted on behalf of Issuer in connection with this Subscription Agreement or the transactions contemplated hereby in such a way as to create any liability on Subscriber.

2.2.15The common stock of the Issuer is (or at Closing, will be) registered pursuant to Section 12(b) of the Exchange Act, and listed for trading on the Nasdaq. There is no suit, action, proceeding or investigation pending or, to the knowledge of the Issuer, threatened against the Issuer by the Nasdaq or the Commission with respect to any intention by such entity to deregister the common stock or prohibit or terminate the listing of the common stock or Series B shares on the Nasdaq.

2.2.16There are no securities or instruments issued by or to which the Issuer is a party containing anti-dilution or similar provisions that will be triggered by the issuance of the Shares that have not been or will not be validly waived on or prior to the closing of the transactions contemplated herein.

2.2.17All of the disclosure furnished by or on behalf of Issuer to the Subscriber regarding Issuer and its subsidiaries, its business is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The press releases disseminated by Issuer during the twelve months preceding the date of this Subscription Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made and when made, not misleading.

3.Settlement Date and Delivery.

3.1Closing.  The closing of the Subscription contemplated hereby (the “Closing”) shall occur on or before [forty-five (45) days for the date hereof]. Upon written notice from (or on behalf of) the Issuer to Subscriber (the “Closing Notice”) at least three (3) Business Days prior to the date that the Issuer reasonably expects all conditions herein to be satisfied (the “Expected Closing Date”), Subscriber shall deliver to the Issuer no later than one (1) Business Day prior to the Expected Closing Date, the Purchase Price for the Shares, by wire transfer of United States dollars in immediately available funds to the account specified by the Issuer in the Closing Notice.  At the Closing, upon satisfaction (or, if applicable, waiver) of the conditions set forth in this Section 4, the Issuer shall deliver to Subscriber the Shares in certificated or book entry form (at the Issuer’s election), in the name of Subscriber (or its nominee in accordance with its delivery instructions) or to a custodian designated by Subscriber, as applicable.  For purposes of this Subscription Agreement, “Business Day” means any day that, in New York, New York, is neither a legal holiday nor a day on which banking institutions are generally authorized or required by law or regulation to close.

3.2Conditions to Closing of the Issuer.  The Issuer’s obligations to sell and issue the Shares at the Closing are subject to the fulfillment or (to the extent permitted by applicable law) written waiver by Issuer, on or prior to the Closing Date, of each of the following conditions:

3.2.1Representations and Warranties Correct.  The representations and warranties made by Subscriber in Section 2.1 shall be true and correct in all material respects when made (other than representations and warranties that are qualified as to materiality or Subscriber Material Adverse Effect, which representations and warranties shall be true and correct in all respects), and shall be true and correct in all material respects on and as of the Closing Date (unless they specifically speak as of another date in which case they shall be true and correct in all material respects as of such date) (other than representations and warranties that are qualified as to materiality or Subscriber Material Adverse Effect, which representations and warranties shall be true in all respects) with the same force and effect as if they had been made on and as of said date.

3.2.2Compliance with Covenants.  Subscriber shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by Subscriber at or prior to the Closing.

3.2.3Legality.  There shall not be in force any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any Governmental Authority, statute, rule or regulation enjoining or prohibiting the consummation of the Subscription.

3.3Conditions to Closing of Subscriber.

Subscriber’s obligation to purchase the Shares at the Closing is subject to the fulfillment or (to the extent permitted by applicable law) written waiver by Subscriber, on or prior to the Closing Date, of each of the following conditions:

3.3.1Representations and Warranties of Issuer Correct.  The representations and warranties made by the Issuer in Section 2.2 shall be true and correct in all material respects when made (other than representations and warranties that are qualified as to materiality or Issuer Material Adverse Effect, which representations and warranties shall be true and correct in all respects), and shall be true and correct in all material respects on and as of the Closing Date (unless they specifically speak as of another date in which case they shall be true and correct in all material respects as of such date) (other than representations and warranties that are qualified as to materiality or Issuer Material Adverse Effect, which representations and warranties shall be true and correct in all respects) with the same force and effect as if they had been made on and as of said date.

3.3.2Compliance with Covenants.  The Issuer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by the Issuer at or prior to the Closing, except where the failure of such performance or compliance would not or would not reasonably be expected to prevent, materially delay, or materially impair the ability of the Issuer to consummate the Closing.

3.3.3Legality.  There shall not be in force any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any Governmental Authority, statute, rule or regulation enjoining or prohibiting the transactions contemplated by this Subscription Agreement.

3.3.4Certificate of Designations.  The Certificate of Designations shall have been filed with the Secretary of State of the State of Delaware.

3.3.5Material Adverse Effect. Since the date of this Subscription Agreement, no event or circumstances has occurred or exists that has resulted in, or would reasonably be expected to result in, an Issuer Material Adverse Effect.

4.Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (i) upon the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement and (ii) July __, 2024; provided, that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach.

5.Short Sales.

5.1From the date of this Subscription Agreement until the earlier of (a) termination of this Subscription Agreement, and (b) the Closing Date, none of Subscriber, its controlled affiliates, or any person or entity acting on behalf of Subscriber or any of its controlled affiliates or pursuant to any understanding with Subscriber or any of its controlled affiliates shall, directly or indirectly, engage in any Short Sales with respect to securities of the Issuer. For the purposes hereof, “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), including through non-U.S. broker dealers or foreign regulated brokers.  The foregoing restriction is expressly agreed to preclude Subscriber from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Shares even if such Shares would be disposed of by someone other than Subscriber.  Such prohibited hedging or other transactions include any purchase, sale or grant of any right (including any put or call option) with respect to any of the Shares of Subscriber or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares.  Notwithstanding the foregoing, in the case of a Subscriber that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Subscriber’s assets and the portfolio managers have no knowledge of the investment decisions made by the portfolio managers managing other portions of such Subscriber’s assets, the limitations set forth in this Section 7 shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Shares covered by this Subscription Agreement.

6.Miscellaneous.

6.1Further Assurances.  At the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the Subscription as contemplated by this Subscription Agreement.

6.1.1Subscriber acknowledges that the Issuer will rely on the acknowledgments, understandings, agreements, representations and warranties made by Subscriber contained in this Subscription Agreement. Prior to the Closing, Subscriber agrees to promptly notify the Issuer if any of the acknowledgments, understandings, agreements, representations and warranties set forth herein are no longer accurate in all material respects.

6.1.2Each of the Issuer, Subscriber is entitled to rely upon this Subscription Agreement and is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

6.1.3The Issuer may request from Subscriber such additional information as the Issuer may deem necessary to evaluate the eligibility of Subscriber to acquire the Shares, and Subscriber shall provide such information as may be reasonably requested, to the extent within Subscriber’s possession and control or otherwise readily available to Subscriber; provided that the Issuer agrees to keep any such information confidential except to the extent required to be disclosed by applicable law.

6.1.4Each of Subscriber and the Issuer shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated herein.

6.1.5Each of Subscriber and the Issuer shall take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated by this Subscription Agreement on the terms and conditions described herein.

6.2Notices.  Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed or sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (i) when so delivered personally, (ii) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (iii) three (3) Business Days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:

(i)if to Subscriber, to such address or addresses set forth on the signature page hereto;

(ii)if to the Issuer, to:

Binah Capital Group, Inc.

17 Battery Place, Room 625

New York, NY 10004

Attention: Craig Gould

E-mail: craig.gould@clsecurities.com;

with a required copy (which copy shall not constitute notice) to:

DLA Piper LLP

1201 W. Peachtree Street

Suite 2900

Atlanta, Georgia 30309

Attention:  Gerry L. Williams

Email: gerry.williams@us.dlapiper.com

6.3Entire Agreement.  This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof, including any commitment letter entered into relating to the subject matter hereof.

6.4Modifications and Amendments.  This Subscription Agreement may not be amended, modified, supplemented or waived except by an instrument in writing, signed by the party against whom enforcement of such amendment, modification, supplement or waiver is sought; provided that any rights (but not obligations) of a party under this Subscription Agreement may be waived, in whole or in part, by such party on its own behalf without the prior consent of any other party.

6.5Assignment.  Neither this Subscription Agreement nor any rights, interests or obligations that may accrue to the parties hereunder (including Subscriber’s rights to purchase the Shares) may be transferred or assigned without the prior written consent of the other parties hereto (other than the Shares acquired hereunder, if any, and then only in accordance with this Subscription Agreement); provided, that Subscriber’s rights and obligations hereunder may be assigned to any fund or account managed by the same investment manager as Subscriber, without the prior consent of the Issuer; provided, that such assignee(s) agrees in writing to be bound by the terms hereof, and upon such assignment by a Subscriber, the assignee(s) shall become Subscriber hereunder and have the rights and obligations and be deemed to make the representations and warranties of Subscriber provided for herein to the extent of such assignment; provided, further, that, no assignment shall relieve the assigning party of any of its obligations hereunder, including any assignment to any fund or account managed by the same investment manager as Subscriber.

6.6Third-Party Beneficiaries.  Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns. This Subscription Agreement shall not confer rights or remedies upon any person other than the parties hereto and their respective successors and assigns.

6.7Governing Law.  This Subscription Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Subscription Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Subscription Agreement, shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

6.8Consent to Jurisdiction; Waiver of Jury Trial. Each of the parties irrevocably consents to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware, provided, that if subject matter jurisdiction over the matter that is the subject of the legal proceeding is vested exclusively in the U.S. federal courts, such legal proceeding shall be heard in the U.S. District Court for the District of Delaware (together with the Court of Chancery of the State of Delaware, “Chosen Courts”), in connection with any matter based upon or arising out of this Subscription Agreement.  Each party hereby waives, and shall not assert as a defense in any legal dispute, that (i) such person is not personally subject to the jurisdiction of the Chosen Courts for any reason, (ii) such legal proceeding may not be brought or is not maintainable in the Chosen Courts, (iii) such person’s property is exempt or immune from execution, (iv) such legal proceeding is brought in an inconvenient forum or (v) the venue of such legal proceeding is improper.  Each party hereby consents to service of process in any such proceeding in any manner permitted by Delaware law, further consents to service of process by nationally recognized overnight courier service guaranteeing overnight delivery, or by registered or certified mail, return receipt requested, at its address specified pursuant to Section 8.2 and waives and covenants not to assert or plead any objection which they might otherwise have to such manner of service of process.  Notwithstanding the foregoing in this Section 8.8, a party may commence any action, claim, cause of action or suit in a court other than the Chosen Courts solely for the purpose of enforcing an order or judgment issued by the Chosen Courts.  TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS SUBSCRIPTION AGREEMENT WHETHER NOW EXISTING OR HEREAFTER ARISING.  IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT.  FURTHERMORE, NO PARTY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL

DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

6.9Severability.  If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

6.10No Waiver of Rights, Powers and Remedies.  No failure or delay by a party hereto in exercising any right, power or remedy under this Subscription Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Subscription Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Subscription Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

6.11Remedies.

6.11.1The parties agree that irreparable damage would occur if this Subscription Agreement was not performed or the Closing is not consummated in accordance with its specific terms or was otherwise breached and that money damages or other legal remedies would not be an adequate remedy for any such damage. It is accordingly agreed that the parties hereto shall be entitled to equitable relief, including in the form of an injunction or injunctions, to prevent breaches or threatened breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement in an appropriate court of competent jurisdiction as set forth in Section 6.8, this being in addition to any other remedy to which any party is entitled at law or in equity, including money damages.  The right to specific enforcement shall include the right of the parties hereto to cause the other parties hereto to cause the transactions contemplated hereby to be consummated on the terms and subject to the conditions and limitations set forth in this Subscription Agreement. The parties hereto further agree (i) to waive any requirement for the security or posting of any bond in connection with any such equitable remedy, (ii) not to assert that a remedy of specific enforcement pursuant to this Section 6.11 is unenforceable, invalid, contrary to applicable law or inequitable for any reason and (iii) to waive any defenses in any action for specific performance, including the defense that a remedy at law would be adequate.

6.11.2The parties acknowledge and agree that this Section 6.11 is an integral part of the transactions contemplated hereby and without that right, the parties hereto would not have entered into this Subscription Agreement.

6.12Survival of Representations and Warranties.  All representations and warranties made by the parties hereto in this Subscription Agreement shall survive the Closing.  For the avoidance of doubt, if for any reason the Closing does not occur prior to the consummation of the Transactions, all representations, warranties, covenants and agreements of the parties hereunder shall survive the consummation of the Transactions and remain in full force and effect.

6.13No Broker or Finder.  Each of the Issuer and Subscriber agrees to indemnify and hold the other parties hereto harmless from any claim or demand for commission or other compensation by any broker, finder, financial consultant or similar agent claiming to have been employed by or on behalf of such party and to bear the cost of legal expenses incurred in defending against any such claim.

6.14Headings and Captions.  The headings and captions of the various subdivisions of this Subscription Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

6.15Counterparts.  This Subscription Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or any other form of electronic delivery, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

6.16Construction.  The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Subscription Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Subscription Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.  All references in this Subscription Agreement to numbers of shares, per share amounts and purchase prices shall be appropriately adjusted to reflect any stock split, stock dividend, stock combination, recapitalization or the like occurring after the date hereof.

6.17Mutual Drafting.  This Subscription Agreement is the joint product of the parties hereto and each provision hereof has been subject to the mutual consultation, negotiation and agreement of the parties and shall not be construed for or against any party hereto.

7.Non-Reliance.  Subscriber acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation, other than the representations and warranties of the Issuer expressly set forth in this Subscription Agreement, in making its investment or decision to invest in the Issuer.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the Issuer and Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

BINAH CAPITAL GROUP, INC.

By:
Name: Craig Gould
Title: Chief Executive Officer

Accepted and agreed this ______ day of ________, 2024.

SUBSCRIBER:

Signature of Subscriber:	Signature of Joint Subscriber, if applicable:

By:	By:
Name:	Name:
Title:	Title:

Name of Subscriber:	Name of Joint Subscriber, if applicable:

(Please print. Please indicate name and capacity of person signing above)	(Please Print. Please indicate name and capacity of person signing above)

Name in which securities are to be registered (if different from the name of Subscriber listed directly above):

If there are joint investors, please check one:

☐ Joint Tenants with Rights of Survivorship

☐ Tenants-in-Common

☐ Community Property

Subscriber’s EIN:	Joint Subscriber’s EIN:

Business Address-Street:	Mailing Address-Street (if different):

City, State, Zip:	City, State, Zip:

Attn:	Attn:

Telephone No.:	Telephone No.:

Facsimile No.:	Facsimile No.:

Aggregate Number of Shares subscribed for:

Aggregate Purchase Price: $ .

You must pay the Purchase Price by wire transfer of U.S. dollars in immediately available funds, to be held in escrow until the Closing, to the account specified by the Issuer in the Closing Notice.

You must also complete the Eligibility Representations of Subscriber on Schedule 1 below.

EXHIBIT A

Certificate of Designation

of

Series B Junior Convertible Preferred Stock

of

Binah Capital Group, Inc.

(pursuant to Section 151 of the

General Corporation Law of the State of Delaware)

Binah Capital Group, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), in accordance with the provisions of Section 151 thereof, hereby certifies that the Board of Directors of the Corporation (the “Board”), in accordance with the provisions of the Amended and Restated Certificate of Incorporation of the Corporation and applicable law duly adopted resolutions creating a series of shares of Preferred Stock of the Corporation with the designation and number of shares of such series, and the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions, of the shares of such series, as follows:

Section 1. Designation and Number.

There is hereby created out of the authorized and unissued shares of Preferred Stock of the Corporation a series of Preferred Stock designated as the “Series B Junior Convertible Participating Preferred Stock,” par value $0.0001 per share (the “Preferred Stock”), and the authorized number of shares constituting such series shall be 500,000. Each share of Preferred Stock shall have a stated value equal to $10.00 per share, subject to increase set forth in section 3 below (the “Stated Value”)

Section 2. Ranking.

Each share of Preferred Stock shall rank equally in all respects and shall be subject to the provisions herein. The Preferred Stock shall, with respect to payment of dividends, redemption payments, and rights (including as to the distribution of assets) upon Liquidation, rank senior and prior to the Corporation’s Junior Stock. The Preferred Stock shall rank junior to all of the Corporation’s Series A Convertible Preferred Stock, indebtedness and other liabilities.

Section 3. Dividends.

(a) Subject to the prior and superior right of the Holders of the Series A Convertible Preferred Stock, Holders shall be entitled to receive, and the Corporation shall pay, cumulative dividends at the rate per share (as a percentage of the Stated Value per share) of seven percent (7%) per annum, payable and compounded quarterly on the last day of each calendar quarter, beginning on the first such date after the Funding Date, on each Conversion Date (with respect only to Preferred Stock being converted) and on each Redemption Date (with respect only to Preferred Stock being redeemed) (each such date, a “Dividend Payment Date”) (if any Dividend Payment Date is not a Trading Day, the applicable payment shall be due on the next succeeding Trading Day) in cash, or at the Corporation’s option, up to 50% of the amount due, in duly authorized, validly issued, fully paid and non-assessable shares of Preferred Stock (“Dividend Shares”) or a combination thereof. For purposes hereof, each Dividend Share shall be deemed to have a value of $10.00 per share. The Holders shall have the same rights and remedies with respect to the delivery of any such shares as if such shares were being issued pursuant to Section 8.

(b) Dividends shall cease to accrue with respect to any Preferred Stock converted, provided that the Corporation actually delivers the Conversion Shares within the time period required by Section 6(c)(i) herein.  Except as otherwise provided herein, if at any time the Corporation pays dividends partially in cash and partially in shares, then such payment shall be distributed ratably among the Holders based upon the number of shares of Preferred Stock held by each Holder on such Dividend Payment Date.

(c) So long as any Preferred Stock shall remain outstanding, neither the Corporation nor any Subsidiary thereof shall directly or indirectly pay or declare any dividend or make any distribution upon, nor shall any distribution be made in respect of, any Junior Stock, nor shall any monies be set aside for or applied to the purchase or redemption (through a sinking fund or otherwise) of any Junior Stock.

Section 4. Liquidation Preference.

(a) In the event of a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation (a “Liquidation”), after payment or provision for payment of the Series A Convertible Preferred Stock, the debts and other liabilities of the Corporation, the Holders shall be entitled to receive, with respect to each share of Preferred Stock held before any payment shall be made or any assets distributed to the holders of any Junior Stock, $10.00 per share of Preferred Stock plus all accrued and unpaid dividends on each share of Preferred Stock through the date of Liquidation (collectively, the “Liquidation Preference”) and (ii) second, after the full Liquidation Preference has been paid or set aside the remaining amount shall be distributed pro rata and on a pari passu basis to holders of Common Stock and the Holders as if each such share of Preferred Stock had been converted into Common Stock in accordance with the terms hereof immediately prior to such Liquidation.

(b) If in any Liquidation the assets available for payment of the Liquidation Preference are insufficient to permit the payment of the full preferential amounts described in Section 4(a)(i) to the holders of the Preferred Stock then all the remaining available assets shall be distributed pro rata among the holders of the then outstanding Preferred Stock in accordance with the respective aggregate Liquidation Preferences.

(c) Neither the consolidation or merger of the Corporation into or with another entity nor the dissolution, liquidation, winding up or reorganization of the Corporation immediately followed by the incorporation of another corporation to which such assets are distributed or transferred, nor the sale, lease, transfer or conveyance of all or substantially all of the assets of the Corporation to another entity shall be deemed a Liquidation; provided that, in each case, effective provision is made in the certificate of incorporation of the resulting or surviving entity or otherwise for the preservation and protection of the rights of the Holders on substantially identical terms.

Section 5. Voting Rights.

(a) In General.  Except to the extent otherwise required by applicable Law or expressly set forth in this Section 5, the Holders will vote together with the Common Stock and not as a separate class, except as required by law, on any matters on which any of the holders of Common Stock are entitled to vote.

(b) Authorization of Senior Preferred Shares. Notwithstanding Section 5(a) and for so long as any shares of Preferred Stock remain issued and outstanding, without the affirmative vote of the Holders of a majority of the outstanding voting power of the Preferred Stock, voting together as a single class separate from all other classes or series of capital stock of the Corporation, the Corporation shall not and shall not permit an Subsidiary to authorize or issue Senior Preferred Shares.

(c) Amendment or Alteration of Terms of Preferred Stock Notwithstanding Section 5(a), the affirmative vote of the Holders of a majority of the voting power of the Preferred Stock, voting together as a single class separate from all other classes or series of capital stock of the Corporation, shall be required for the approval of any amendment, alteration or repeal of any provision of this Certificate of Designations (including by merger, operation of Law or otherwise) which adversely affects the rights, preferences, privileges or voting powers of the Preferred Stock; provided, however, that nothing herein contained shall require such vote or approval (i) in connection with any increase in the total number of authorized shares under the Certificate of Incorporation or any authorization, designation or increase of any class or series of shares under the Certificate of Incorporation or (ii) in connection with any consolidation, merger, combination or similar transaction in which the Corporation is the surviving entity which does not adversely affect the rights, preferences, privileges or voting powers of the Preferred Stock.

(d) One Vote Per Share. On any matter on which Holders are entitled to vote pursuant to this Section 5, each Holder will have one (1) vote per share.

Section 6. Redemption.

(a)The Corporation may, at its option, in whole or in part, redeem the Preferred Stock, anytime after the first anniversary of the Funding Date (the “Redemption Date”), by delivery of written notice to each Holder at least sixty (60) days prior the applicable Redemption Date, at a redemption price equal to the greater of (i) $12.00 per share of Preferred Stock, plus accrued but unpaid dividends, or (ii) the product of (A) 1.20 multiplied by (B) the volume weighted average price for 20 trading days during the 30-day period immediately prior to such redemption; provided that such price shall not be greater than $20.00.

(b)Notice of the redemption of Preferred Stock under this Section 7 shall be delivered by e-mail to each holder of record of Preferred Stock to be redeemed at the address of each such holder as shown on the Corporation’s records, at least sixty (60) days prior the applicable Redemption Date.  Neither the failure to e-mail any notice required by this Section 6(b), nor any defect therein or in the e-mailing thereof, to any particular holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Any notice which was e-mailed in the manner herein provided shall be conclusively presumed to have been duly given on the date e-mailed whether or not the holder receives the notice. Each such e-mailed notice shall state, as appropriate: (i) the Redemption Date; (ii) if less than all of the shares of Preferred Stock are to be redeemed, the number of shares of Preferred Stock to be redeemed; (iii) the redemption price set forth in Section 5(a); and (iv) the place or places at which certificates, if any, for such shares of Preferred Stock are to be surrendered (or, in the case of shares of Preferred Stock held in book-entry form, the depositary or other facilities of which such shares of Preferred Stock shall be redeemed). Notice having been e-mailed as aforesaid, from and after the Redemption Date (unless the Corporation shall fail to make available an amount of cash necessary to effect such redemption), (x) except as otherwise provided herein, dividends on shares of Preferred Stock so called for redemption shall cease to accrue, (y) said shares of Preferred Stock shall no longer be deemed to be outstanding, and (z) all rights of the holders thereof as holders of shares of Preferred Stock of the Corporation shall cease (except the right to receive cash payable upon such redemption, without interest thereon, upon surrender and endorsement of their certificates if so required or, in the case of shares of Preferred Stock held in book-entry form through a depositary, upon delivery of such shares in accordance with such notice and the procedures of such depositary, and to receive any dividends payable thereon). The Corporation’s obligation to provide cash in accordance with the preceding sentence shall be deemed fulfilled if, on or before the Redemption Date, the Corporation shall deposit with a bank or trust company (which may be an affiliate of the Corporation) that has an office in the Borough of Manhattan, City of New York, and that has, or is an affiliate of a bank or trust company that has, capital and surplus of at least $500,000,000, funds necessary for such redemption, in trust, with irrevocable instructions that such cash be applied to the redemption of the shares of Preferred Stock so called for redemption. No interest shall accrue for the benefit of the holders of shares of Preferred Stock to be redeemed on any cash so set aside by the Corporation. Subject to applicable escheat laws, any such cash unclaimed at the end of two (2) years from the Redemption Date shall revert to the general funds of the Corporation, after which reversion the holders of such Shares so called for redemption shall look only to the general funds of the Corporation for the payment of such cash.

(c)As promptly as practicable after the surrender or delivery in accordance with said notice of any such shares of Preferred Stock so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and if the notice shall so state, or, in the case of shares of Preferred Stock held in book-entry form through a depositary, upon delivery of such shares in accordance with such notice and the procedures of such depositary), such shares of Preferred Stock shall be exchanged for any cash (without interest thereon) for which such shares of Preferred Stock have been redeemed.

(d)The deposit of funds with a bank or trust company for the purpose of redeeming shares of Preferred Stock shall be irrevocable except that:

(i)

the Corporation shall be entitled to receive from such bank or trust company the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any shares redeemed shall have no claim to such interest or other earnings; and

(ii)

any balance of monies so deposited by the Corporation and unclaimed by the holders of the shares of Preferred Stock entitled thereto at the expiration of two (2) years from the applicable redemption date shall be repaid, together with any interest or other earnings thereon, to the Corporation, and after any such repayment, the holders of the shares entitled to the funds so repaid to the Corporation shall look only to the Corporation for payment of the redemption price without interest or other earnings.

(e)Notwithstanding anything contained herein to the contrary, the Corporation may not effect any redemption of the Preferred Stock pursuant to this Section 6 while any shares of Series A Convertible Stock remain outstanding.

Section 7. Conversion.

(a) Each share of Preferred Stock shall be convertible, in whole or in part, at any time and from time to time from and after the Funding Date and prior to their redemption, at the option of the Holder thereof, at a rate equal to the quotient of (i) $10.00, divided by (ii) the product of (A) .80 multiplied by, (B) the volume weighted average price for the 20 trading days during the 30-day period immediately prior to such conversion, provided that in no event shall the denominator be less than $6.00 per share (the “Conversion Rate”). Holders shall effect conversions by providing the Corporation with the form of conversion notice attached hereto as Annex A (a “Notice of Conversion”). Each Notice of Conversion shall specify the number of shares of Preferred Stock to be converted, the number of shares of Preferred Stock owned prior to the conversion at issue, the number of shares of Preferred Stock owned subsequent to the conversion at issue and the date on which such conversion is to be effected, which date may not be prior to the date the applicable Holder delivers by e-mail such Notice of Conversion to the Corporation (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date such Notice of Conversion to the Corporation is deemed delivered hereunder. Upon delivery of the Notice of Conversion by a Holder, such Holder shall be deemed for all corporate purposes to have become the holder of record of the Conversion Shares with respect to which the Preferred Stock has been converted, irrespective of date of delivery of such Conversion Shares.  No ink-original Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion form be required.  The calculations and entries set forth in the Notice of Conversion shall control in the absence of manifest or mathematical error.  Shares of Preferred

Stock converted into Common Stock or redeemed in accordance with the terms hereof shall be canceled and shall not be reissued. In addition, all of the outstanding shares of Preferred Stock shall mandatorily and automatically convert into shares of Common Stock in accordance with this Section 7 upon the affirmative vote of a majority of the issued and outstanding shares of Series A Convertible Preferred Stock and Preferred Stock voting as a single class.

(b) Mechanics of Conversion.

(i) Not later than the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined below) after each Conversion Date (the “Share Delivery Date”), the Corporation shall deliver, or cause to be delivered, to the converting Holder (A) the number of Conversion Shares being acquired upon the conversion of the Preferred Stock and (B) at the option of the holder (ii) the number of Dividend Shares or (ii) cash, in each case, in the amount of accrued and unpaid dividends on the shares of Preferred Stock subject to conversion. The Corporation shall deliver the Conversion Shares electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Corporation’s primary Trading Market with respect to the Common Stock as in effect on the date of delivery of the Notice of Conversion, but in no event earlier than one (1) Trading Day after each Conversion Date. To the extent that the Conversion Shares are subject to an effective registration covering the issuance of such Conversion Shares to, or resale of such Conversion Shares by, the Holder, then such Conversion Shares shall be issued free and clear of any restrictive legends.

(ii) If, in the case of any Notice of Conversion, such Conversion Shares are not delivered to or as directed by the applicable Holder by the Share Delivery Date, the Holder shall be entitled to elect by written notice to the Corporation at any time on or before its receipt of such Conversion Shares, to rescind such Conversion, in which event the Corporation shall promptly return to the Holder any original Preferred Stock certificate delivered to the Corporation and the Holder shall promptly return to the Corporation the Conversion Shares issued to such Holder pursuant to the rescinded Notice of Conversion.

(iii) The Corporation’s obligation to issue and deliver the Conversion Shares upon conversion of Preferred Stock in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by a Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by such Holder or any other Person of any obligation to the Corporation or any violation or alleged violation of law by such Holder or any other person, and irrespective of any other circumstance which might otherwise limit such obligation of the Corporation to such Holder in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Corporation of any such action that the Corporation may have against such Holder.

(iv) The Corporation covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of the Preferred Stock and payment of dividends on the Preferred Stock, each as provided herein, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder (and the other holders of the Preferred Stock), not less than such aggregate number of shares of the Common Stock as shall (subject to the terms and conditions set forth in the Purchase Agreement) be issuable (taking into account the adjustments and restrictions of Section 7) upon the conversion of the then outstanding shares of Preferred Stock and payment of dividends hereunder.

The Corporation covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable.

(v) No fractional shares or scrip representing fractional shares shall be issued upon the conversion of the Preferred Stock.  As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, the Corporation shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Rate or round up to the next whole share. Notwithstanding anything to the contrary contained herein, but consistent with the provisions of this subsection with respect to fractional Conversion Shares, nothing shall prevent any Holder from converting fractional shares of Preferred Stock.

(vi) The issuance of Conversion Shares on conversion of this Preferred Stock shall be made without charge to any Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such Conversion Shares, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such Conversion Shares upon conversion in a name other than that of the Holders of such shares of Preferred Stock and the Corporation shall not be required to issue or deliver such Conversion Shares unless or until the Person or Persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.  The Corporation shall pay all Transfer Agent fees required for same-day processing of any Notice of Conversion and all fees to the Depository Trust Corporation (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Conversion Shares.

(c) If, at any time while the Preferred Stock is outstanding, (i) the Corporation, directly or indirectly, in one or more related transactions is a party to any merger or consolidation of the Corporation, (ii) the Corporation, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Corporation or another Person) is completed, (iv) the Corporation, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange, in each case pursuant to which the Common Stock is converted into, exchanged for or represents solely the right to receive, other securities, cash or property, or any combination thereof (such other securities, cash or property, or combination thereof, the “Reference Property,” and the amount and kind of Reference Property that a holder of one share of Common Stock would be entitled to receive on account of such transaction, a “Reference Property Unit”) (each such transaction, a “Fundamental Transaction”), then, notwithstanding anything to the contrary herein, (I) at the effective time of such Fundamental Transaction, the Conversion Shares due upon conversion of any Preferred Stock shall be determined in the same manner as if each reference to any number of shares of Common Stock in this Certificate of Designation were instead a reference to the same number of Reference Property Units and (II) if such Reference Property Unit consists of any security of a Person other than the Corporation, then such Person (and, as a condition to the Corporation effecting such Fundamental Transaction, the Corporation shall ensure that such Person) shall execute such instruments as shall be necessary to give effect to this Section 7(c). If holders of Common Stock are given any choice as to the securities, cash or property to be received in such Fundamental Transaction, then each Holder shall be given the same choice as to the Reference Property Unit it receives upon any conversion of the Preferred Stock following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Corporation or surviving entity in such Fundamental Transaction shall file a new Certificate of Designation with the same terms and conditions and issue to the Holders new preferred stock consistent with the foregoing provisions and evidencing the Holders’ right to convert such preferred stock into Reference Property Units. The Corporation shall cause any successor entity in a Fundamental Transaction in which the Corporation is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Corporation under this Certificate of Designation and the other Transaction Documents in accordance with the provisions of this Section 7(c) pursuant to written agreements in form and substance reasonably satisfactory to the Holders and approved by the Holders (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holders, deliver to the Holder in exchange for the Preferred Stock a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to the Preferred Stock which is convertible in accordance with this Section 7(c), and which is reasonably satisfactory in form and substance to the Holders. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and, except in the case of a lease, be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Certificate of Designation and the other Transaction Documents referring to the “Corporation” shall refer instead to the Successor Entity), and may exercise every right and power of the Corporation and shall assume all of the obligations of the Corporation under this Certificate of Designation and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Corporation herein.

Section 8. Adjustments; Rights of Holders Upon Certain Dividends, Distributions or Fundamental Transactions.

(a) If the Corporation, at any time while any Preferred Stock is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares or (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares, then the Conversion Rate shall be adjusted to equal an amount equal to such Conversion Rate immediately before such adjustment multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before giving effect to such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after giving effect to such event as applicable.

(b) In addition to any adjustments pursuant to Section 7(a) above, if at any time the Corporation grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then, without duplication of any dividends to be due on Preferred Stock pursuant to Section 3(a), each Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if such Holder had held the number of shares of Common Stock acquirable upon conversion of such Holder’s Preferred Stock (without regard to any limitations on exercise hereof) on the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

(c) All calculations under this Section 8 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.  For purposes of this Section 8, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Corporation) issued and outstanding.

(d) Notice to Holders.

(i) Whenever the Conversion Rate is adjusted pursuant to any provision of this Section 8, the Corporation shall promptly deliver to each Holder a notice setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(ii) If (A) the Corporation shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Corporation shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Corporation shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Corporation shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Corporation is a party, any sale or transfer of all or substantially all of the assets of the Corporation, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property or (E) the Corporation shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, then, in each case, the Corporation shall cause to be filed at each office or agency maintained for the purpose of conversion of the Preferred Stock, and shall cause to be delivered to each Holder at its last address as it shall appear upon the stock books of the Corporation, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice.

Section 9. Repurchased or Reacquired Shares.

Shares of Preferred Stock that have been repurchased or reacquired by the Corporation shall be restored to the status of authorized, unissued and undesignated shares that shall be available for future issuance.

Section 10. Record Holders.

To the fullest extent permitted by applicable Law, the Corporation and the Corporation’s transfer agent for the Preferred Stock may deem and treat the Holder of any share of Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor such transfer agent shall be affected by any notice to the contrary.

Section 11. Notices.

Except as otherwise expressly provided hereunder, all notices and other communications referred to herein shall be in writing and delivered personally or sent by e-mail or by reputable overnight courier service, charges prepaid:

(a) If to the Corporation as follows, or as otherwise specified in a written notice given to each of the Holders in accordance with this Section 11:

Binah Capital Group, Inc.

17 Battery Place, Room 625

New York, NY 10004

Attention: Michael Nessim

E-mail: mnessim@kingswoodus.com

(b) If to any Holder, by e-mail if such Holder has provided an e-mail address to the Corporation or its transfer agent for purposes of notification, or, if no such e-mail address is available, to such Holder’s address as it appears in the stock records of the Corporation or as otherwise specified in a written notice given by such Holder to the Corporation or, at the Corporation’s option with respect to any notice from the Corporation to a Holder, in accordance with customary practices of the Corporation’s transfer agent. Any such notice or communication given as provided above shall be deemed received by the receiving party upon: actual receipt, if delivered personally; actual delivery, if delivered in accordance with customary practices of the Corporation’s transfer agent; on the next Business Day after deposit with an overnight courier, if sent by an overnight courier; or on the next Business Day after transmission, if sent by e-mail.

Section 13. Absolute Obligation.

Except as expressly provided herein, no provision of this Certificate of Designation shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay liquidated damages, accrued dividends and accrued interest, as applicable, on the shares of Preferred Stock at the time, place, and rate, and in the coin or currency, herein prescribed.

Section 14. Replacement Certificates.

The Corporation shall replace any mutilated certificate at the Holder’s expense upon surrender of that certificate to the Corporation. The Corporation shall replace certificates that become destroyed, stolen or lost at the Holder’s expense upon delivery to the Corporation of reasonably satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be reasonably required by the Corporation and any other documentation as may be required by the Corporation’s transfer agent.

Section 15. Waiver.

Any waiver by the Corporation or a Holder of a breach of any provision of this Certificate of Designation shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Certificate of Designation or a waiver by any other Holders.  The failure of the Corporation or a Holder to insist upon strict adherence to any term of this Certificate of Designation on one or more occasions shall not be considered a waiver or deprive that party (or any other Holder) of the right thereafter to insist upon strict adherence to that term or any other term of this Certificate of Designation on any other occasion.  Any waiver by the Corporation or a Holder must be in writing.

Section 16. Severability.

If any provision of this Certificate of Designation is invalid, illegal or unenforceable, the balance of this Certificate of Designation shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances.  If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law.

Section 17. Next Business Day.

Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

Section 18. Headings.

The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designation and shall not be deemed to limit or affect any of the provisions hereof.

Section 19. Status of Converted or Redeemed Preferred Stock.

Shares of Preferred Stock may only be issued pursuant to the Purchase Agreement.  If any shares of Preferred Stock shall be converted, redeemed or reacquired by the Corporation, such shares shall resume the status of authorized but unissued shares of preferred stock and shall no longer be designated as Series A Preferred Stock.

Section 20. Other Rights.

The shares of Preferred Stock shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Certificate of Incorporation or as required by applicable Law.

Section 21. Defined Terms.

Capitalized terms used and not otherwise defined in this Certificate of Designations shall have their respective meanings as defined below:

“Acquisition Event” means (A) the merger, reorganization or consolidation of the Corporation into or with another corporation (except if the Corporation is the surviving entity) or other similar transaction or series of related transactions (i) in which 25% or more of the voting power of the Corporation is disposed, or (ii) in which the stockholders of the Corporation immediately prior to such merger, reorganization or consolidation own less than 75% of the Corporation’s voting power immediately after such merger, reorganization or consolidation, the sale of all or substantially all the assets of the Corporation, or a consolidation or merger of the Corporation into another entity in which the stockholders of the Corporation receive cash, securities or other consideration in exchange for the shares of capital stock of the Corporation held by them or (B) the sale of substantially all or a material portion of the Corporation’s and its Subsidiaries’ assets.

“Affiliate” means, with respect to any specified Person, any Person that, directly or indirectly, controls, is controlled by, or is under common control with, such specified Person, through one or more intermediaries or otherwise.

“Board” has the meaning set forth in the preamble.

“Books” means books and records including ledgers, federal and state tax returns, records regarding Corporation’s and its Subsidiaries’ assets or liabilities, business operations and/or financial condition, and all computer programs or storage or any equipment containing such information.

“Business Day” means any day except a Saturday, a Sunday and any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Certificate of Designation” means this Certificate of Designation relating to the Preferred Stock, as it may be amended from time to time.

“Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of the Corporation, as it may be amended from time to time, and shall include this Certificate of Designation.

“Common Stock” means the common stock of the Corporation, par value $0.0001 per share, and stock of any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Corporation or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Conversion Amount” means the sum of the Stated Value at issue.

“Conversion Date” shall have the meaning set forth in Section 6(a).

“Conversion Rate” has the meaning set forth in Section 7(a).

“Corporation” has the meaning set forth in the preamble.

“Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of the shares of Preferred Stock in accordance with the terms hereof.

“Dividend Payment Date” shall have the meaning set forth in Section 3(a).

“Dividend Shares” shall have the meaning set forth in Section 3(a).

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended (or any successor legislation which shall be in effect at the time).

“Fundamental Transaction” shall have the meaning set forth in Section 8(d).

“Funding Date” shall mean the date of the closing of the Business Combination (as defined in the Subscription Agreement) or such earlier date as may be agreed.

“Governmental Authority” means any United States, European Union, national, federal, state, provincial, county, municipal or other local government or governmental department, commission, board, bureau, agency or instrumentality, or any court, in each case whether of the United States of America or any other country applicable to a specified Person.

“Holder” means a holder of record of one (1) or more shares of Preferred Stock, as reflected in the stock records of the Corporation or the transfer agent, which may be treated by the Corporation and the transfer agent as the absolute owner of such shares for all purposes to the fullest extent permitted by applicable Law.

“Junior Stock” means the Common Stock and any other class or series of equity securities of the Corporation, whether currently issued or issued in the future, which ranks junior to the Preferred Stock either or both as to the payment of dividends and/or as to the distribution of assets on any Liquidation.

“Law” means any statute, law, ordinance, rule or regulation of any Governmental Authority.

“Liquidation” has the meaning set forth in Section 4(a).

“Liquidation Preference” has the meaning set forth in Section 4(a).

“Notice of Conversion” shall have the meaning set forth in Section 7(a).

“Person” means an individual, corporation, partnership, limited liability company, estate, trust, common or collective fund, association, private foundation, joint stock company or other entity and includes a group as that term is used for purposes of Section 13(d)(3) of the Exchange Act.

“Preferred Stock” has the meaning set forth in Section 1.

“Relevant Period” means the period of twelve months to the end of the most recent completed month.

“Senior Preferred Shares” shares of capital stock that is  of senior or pari passu rank to the Preferred Stock in respect of the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Corporation.

“Share Delivery Date” shall have the meaning set forth in Section 7(c).

“Stated Value” shall have the meaning set forth in Section 1.

“Subscription Agreement” means the Subscription Agreement, dated June __, 2024, among the Corporation and the original Holders, as amended, modified or supplemented from time to time in accordance with its terms.

“Subsidiary” means any subsidiary of the Corporation and shall, where applicable, also include any direct or indirect subsidiary of the Corporation formed or acquired after the date of the Purchase Agreement.

Successor Entity” shall have the meaning set forth in Section 8(d).

“Trading Day” means a day on which the principal Trading Market is open for business.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, OTCQB or OTCQX (or any successors to any of the foregoing).

“Transaction Documents” means this Certificate of Designation, the Subscription Agreement, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated pursuant to the Subscription Agreement.

“Transfer Agent” means Continental Stock Transfer & Trust Corporation, the current transfer agent of the Corporation, and any successor transfer agent of the Corporation.

* * * * * *

IN WITNESS WHEREOF, the undersigned has caused this Certificate of Designation to be executed by its duly authorized officer on this 4th day of September, 2024.

BINAH CAPITAL GROUP, INC.

By:
Name: Craig Gould
Title: Chief Executive Officer